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                                                                      EXHIBIT 21



                         MOBILE GAS SERVICE CORPORATION


                           SUBSIDIARIES OF REGISTRANT


                                                  Percent of Voting                      State of
                Subsidiary                        Securities Owned                     Incorporation
          ----------------------                --------------------                ------------------
 MGS Energy Services, Inc.                               100%                            Alabama

 MGS Storage Services, Inc.                              100%                            Alabama

 MGS Marketing Services, Inc.                            100%                            Alabama



               PARTNERSHIPS IN WHICH REGISTRANT OWNS AN INTEREST



                 Partnership                        Equity Ownership
           ----------------------                 --------------------
 Bay Gas Storage Company, Ltd.                             87.5%

 Southern Gas Transmission Co.                              51%